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                                                                   EXHIBIT 10.18

                            STOCKHOLDERS AGREEMENT

        Stockholders Agreement dated as of October 9, 1997 among (i) T/SF COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), (ii) VS&A COMMUNICATIONS PARTNERS II, L.P., a Delaware limited partnership ("VSA"), and
(iii) FIR TREE VALUE FUND, L.P., FIR TREE INSTITUTIONAL VALUE FUND, L.P. and FIR TREE VALUE PARTNERS LDC (collectively, "Fir Tree"). VSA and Fir Tree collectively own a majority of the Company's outstanding Common Stock and are referred to herein as the "STOCKHOLDERS".

        The parties hereby agree as follows:

        SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms have the indicated meanings:

        "AFFILIATE" of a person means any other person controlling, controlled by or under common control with such person, whether by ownership of voting securities, by contract or otherwise, and in the case of any Stockholder shall include any partner of such Stockholder and in the case of the Company shall include any officer or director of the Company.

        "COMMON STOCK" means the Company's Common Stock, $.10 par value per share.

        "INDEPENDENT THIRD PARTY" means any person who does not own in excess of 5% of the Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 5% owner of Common Stock.

        "INVESTOR STOCK" means Shares held by Fir Tree and its Affiliates.

        "SALE OF THE COMPANY" means (i) the sale of beneficial ownership of a majority or more of the outstanding Common Stock to any person or "group" (as that term is used in Regulation 13D under the Securities Exchange Act of 1934) other than the Stockholders and their respective Affiliates, (ii) a merger or consolidation of the Company with or into another entity, or (iii) the sale of all or substantially all of the assets of the Company.

        "SHARES" means (i) all shares of Common Stock now held or hereafter acquired by the Stockholders, and (ii) all other securities issued or issuable directly or indirectly with respect to such shares of Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

        "SPONSOR STOCK" means Shares held by VSA and its Affiliates.
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        SECTION 2. TAG-ALONG RIGHTS. Not less than 30 days prior to any proposed transfer of Sponsor Stock, the transferring Stockholder shall deliver to the other Stockholders a written notice (the "SALE NOTICE") specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the proposed transfer. Each other Stockholder may elect to participate in the proposed transfer by delivering to the transferring Stockholder a written notice of such election within the 20-day period following delivery of the Sale Notice. If any other Stockholders elect to participate in such transfer, the transferring Stockholder and each such participating Stockholder will be entitled to sell in such proposed transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing the percentage of the then-outstanding Common Stock held by the transferring Stockholder or such participating Stockholder, as the case may be, by the aggregate percentage of the then-outstanding Common
Stock held by the transferring Stockholder and all participating Stockholders, multiplied by (ii) the number of shares of Common Stock to be sold in such proposed transfer. This Section 2 shall not apply to transfers of Sponsor Stock to Affiliates of VSA (provided that such Affiliates shall continue to be bound by the terms hereof).

        SECTION 3. DRAG-ALONG RIGHTS. If the holders of a majority of the outstanding Sponsor Stock approve the Sale of the Company to an Independent Third Party involving the sale of 100% of the outstanding Common Stock or the sale of all or substantially all of its assets, whether by merger, consolidation, sale of all of the outstanding Common Stock or otherwise (an "APPROVED SALE"), the Stockholders shall consent to and raise no objections against such Approved Sale (including exercising any rights of appraisal) and shall take all necessary and desirable actions in their capacities as stockholders in connection with the consummation of such Approved Sale. If the Approved Sale is structured as a sale of stock, the Stockholders shall agree to sell all of their shares of Common Stock and rights to acquire shares of Common Stock on the terms and conditions approved by the holders of Sponsor Stock. The obligations of the Stockholders with respect to any Approved Sale are subject to the condition that, upon the consummation of such Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock or, if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option. The obligation of Fir Tree to participate in such Approved Sale shall be subject to the further conditions that (x) the consideration receivable by the Stockholders in such Approved Sale shall consist entirely of cash and/or securities of an issuer with a market capitalization of $250,000,000 or more that are either listed on a national securities exchange or traded on the Nasdaq National Market System, (y) the securities received in such transaction (if any) by the Stockholders shall not exceed 20% of the total trading volume of such securities during the 45-day period prior to such receipt and shall otherwise be freely tradeable (except to the extent they are subject to Rule 145 under the Securities Act of 1933, as amended), and (z) the Company shall have received a favorable fairness opinion with respect to the Approved Sale from an independent investment banking firm of national standing that is mutually acceptable to VSA and Fir Tree.

        SECTION 4. PREEMPTIVE RIGHTS. If the Company proposes to issue any shares of Common Stock or other securities exercisable for or convertible into Common Stock (other than issuances for non-cash consideration in connection with business or asset acquisition transactions,

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compensatory issuances to directors, officers, employees and consultants of the
Company, issuances to lenders in connection with financing transactions and issuances pursuant to registered public offerings), each Stockholder shall have the right of first refusal to purchase a portion of such securities equal to such Stockholder's percentage interest in the Common Stock on a fully-diluted basis immediately prior to such issuance. The Company shall give each Stockholder at least 20 days' prior written notice of any such proposed issuance setting forth in reasonable detail the proposed terms and conditions thereof and shall offer to each Stockholder the opportunity to purchase such securities at the same price, on the same terms, and at the same time as the securities are proposed to be issued by the Company. A Stockholder may exercise its right of first refusal by delivery of an irrevocable written notice to the Company not more than 10 days after delivery of the Company's notice. The obligation of the Stockholders exercising their rights pursuant to this Section 4 to purchase and pay for securities shall be conditioned upon the consummation of the proposed issuance by the Company.

        SECTION 5. CORPORATE GOVERNANCE.

        (a) BOARD OF DIRECTORS. Each Stockholder agrees to vote all securities of the Company over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that: (i) designees of VSA shall be elected to the Company's Board of Directors and shall constitute a simple majority of the Board, and (ii) designess of Fir Tree (the "FIR TREE DIRECTORS") shall be elected to the Company's Board of Directors such that Fir Tree's representation on the Board shall be in proportion to its percentage interest in the Common Stock (rounded up to the next whole number of directors). In the event that any director for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by the Stockholders entitled to designate such director as provided in this Section 5 and not by a vote of the Stockholders generally and, if the Stockholders fail to designate a representative to fill a directorship pursuant to the terms of this Section 5, such directorship shall remain vacant until filled by the Stockholders entitled to designate such director.

        (b) CONCURRENCE RIGHTS. The Company and the Stockholders agree that the approval of a majority of the Fir Tree Directors shall be necessary for the Company to undertake any of the following actions:

           (i) any amendment to the Company's Certificate of Incorporation or by-laws;
           (ii) any contract or transaction between the Company or any subsidiary of the Company and VSA or any Affiliate of VSA;

           (iii) the Sale of the Company (other than an Approved Sale) or the liquidation or dissolution of the Company;

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           (iv) any borrowing or transaction that would result in the Company's pro forma ratio of indebtedness for borrowed money to the Company's trailing 12-month pro forma EBITDA (in each case determined on a consolidated basis in accordance with GAAP consistently applied) to exceed 6.5:1.0;

           (v) any change in the corporate structure of the Company or of its subsidiaries; or

           (vi) any management equity interests or performance compensation that would result in management of the Company receiving greater than 10% of proceeds from the Sale of the Company.

        (C) TERMINATION. The provisions of this Section 5 shall terminate and be of no further force and effect as of the date on which the Stockholders cease to collectively own a majority of the then-outstanding Common Stock.

        SECTION 6. FORCED SALE RIGHTS. At any time on or after the fifth anniversary of the date of this Agreement, Fir Tree shall have the right, exercisable by written notice to the Company, to require that the Company proceed with a Sale of the Company in accordance with the procedures set forth in this Section 6. Upon receipt of such notice, the Company shall promptly engage Veronis, Suhler & Associates, Inc. or an investment banking firm of national standing that is mutually acceptable to VSA and Fir Tree to conduct an orderly Sale of the Company as a going concern. The Company shall exercise best efforts to assist such investment banking firm in conducting such sale, including the preparation of an offering memorandum and/or other descriptive materials and financial information regarding the Company to be provided to interested parties and making management of the Company available to meet with and make presentations to interested parties. The Company shall not place any limitations on the scope of the sales efforts of such investment banking firm. All Stockholders shall be obligated to participate in a Sale of the Company effected pursuant to this Section 6 that has been approved by the Company's Board of Directors. Any such sale shall take place within five days after the date on which all governmental approvals, if any, required in connection with such sale have been obtained and all other conditions to closing have been satisfied. Notwithstanding the provisions of Section 5 above, in the event that a definitive agreement for the Sale of the Company is not concluded within 18 months after the date of the notice initiating the sale process, the Stockholders agree to vote their Shares so that a simple majority of the members of the Company's Board of Directors are designees of Fir Tree.

        SECTION 7. RESTRICTIONS ON TRANSFER.

        (a) STOCK LEGEND. The certificates representing Shares shall bear the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON______________, 19__, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY

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        NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION
        STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT AND CERTAIN OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF AUGUST___, 1997 AMONG T/SF COMMUNICATIONS CORPORATION AND CERTAIN STOCKHOLDERS THEREOF, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.

        (b) OPINION OF COUNSEL. No holder of Shares may sell, transfer or dispose of any such stock (other than pursuant to an effective registration statement under the Securities Act) without first delivering to the Company upon its request an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

        SECTION 8. TRANSFERS IN VIOLATION OF AGREEMENT. Any transfer or attempted transfer of any Shares in violation of this Agreement shall be void, and the Company shall not be obligated to record such transfer on its books or treat any purported transferee of such Shares as the owner of such shares for any purpose.

        SECTION 9. AMENDMENT AND WAIVER. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective unless such amendment or waiver is approved in writing by the Company, the holders of at least a majority of the then-outstanding Sponsor Stock and the holders of at least a majority of the then-outstanding Investor Stock; provided, however, that any amendment or waiver that by its terms affects all Stockholders equally and does not discriminate against the holders of Investor Stock may be approved by the holders of a majority of the Shares. Any amendment or waiver that is approved in accordance with this Section 9 shall be binding upon all existing and future holders of Shares. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

        SECTION 10. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        SECTION 11. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understanding agreements or representations by or among the parties, written or oral, which may have to the subject matter hereof in any way.

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        SECTION 12. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and by the Stockholders and their respective successors and transferees, in each case so long as such persons hold Shares. In the event that the stock of any subsidiary of the Company is distributed to the holders of Common Stock pursuant to a spin-off or split-off transaction, the provisions of this Agreement shall apply to and be binding upon such subsidiary and its stockholders.

        SECTION 13. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 14. Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any legal proceedings seeking to enforce any rights or obligations under this Agreement, the prevailing party shall be entitled to recover its attorneys fees and costs in connection with such proceeding from the non-prevailing party.

        SECTION 15. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent by telecopy (confirmed in writing) or sent by reputable overnight courier service for next-day delivery (charges prepaid) to the Company or the Stockholders at their respective addresses set forth below and to any subsequent holder of Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, on the date of transmission if sent by confirmed telecopy (or on the next business day if transmission is not made on a business day) or on the next business day after deposit with a reputable overnight courier service.

        The Company's address is:

        T/SF Communications Corporation
        2407 East Skelly Drive
        Tulsa, Oklahoma 74105
        Attention: President
        Telecopy No.: (918) 743-1291

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        VSA's address is:

        Veronis, Suhler & Associates
        350 Park Avenue
        New York, New York 10022
        Attention: Jeff Stevenson
        Telecopy No.: (212) 935-0877

        Fir Tree's address is:

        Fir Tree Partners
        1211 Avenue of the Americas
        29th Floor
        New York, New York 10036
        Attention: Jeff Tannenbaum
        Telecopy No.: (212) 575-5576

        SECTION 16. GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of New York.

        SECTION 17. CERTAIN FEES. The Stockholders hereby agree as follows with respect to certain fees:

        (a) Any fees payable to VSA or any of its Affiliates in connection with the acquisition of control of the Company by VSA (not to exceed 1.0% of the value of the transaction) shall be shared by VSA and Fir Tree in the ratio that VSA and Fir Tree, respectively, own shares of Common Stock following the transaction.

        (b) Fir Tree shall be entitled to 50% of its pro rata share (based on the ratio that VSA and Fir Tree, respectively, own shares of Common Stock following the acquisition of control by VSA) of any monitoring fees (not to exceed $90,000 per year) and any advisory fees in connection with future acquisitions and dispositions of assets from or to unaffiliated third parties (not to exceed 1.0% of transaction value) payable to VSA or its Affiliates by the Company or its subsidiaries subsequent to the acquisition of control of the Company by VSA.

        (c) VSA agrees that neither VSA nor any of its Affiliates may charge any fees to the Company or its subsidiaries without Fir Tree's consent except as set forth above.

        SECTION 18. TERMINATION; SURVIVAL. This Agreement (other than Section 2 hereof) shall terminate and be of no further force and effect upon consummation of an underwritten public offering of Common Stock under the Securities Act. This Agreement shall terminate in its entirety on the tenth anniversary of the date hereof.


                                     *****


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     T/SF COMMUNICATIONS CORP.

                                     By: /s/
                                         --------------------------
                                     Name:
                                     Title:

                                     VS&A  COMMUNICATIONS PARTNERS
                                          II, L.P.

                                     By: /s/
                                         --------------------------
                                     Name:
                                     Title:

                                     FIR TREE VALUE FUND, L.P.
                                     FIR TREE INSTITUTIONAL VALUE
                                       FUND, L.P.
                                     FIR TREE VALUE  PARTNERS LDC

                                     By: /s/ Jeffrey Tannenbaum
                                         --------------------------
                                     Name:  Jeffrey Tannenbaum
                                     Title: General Partner, Fir Tree Value
                                              Fund, L.P.
                                            Member, Fir Tree Institutional
                                              Value Fund, L.P.
                                            Investment Advisor, Fir Tree Value
                                              Partners LDC

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